Exhibit 5.4

August 11, 2021

Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Re: Meredith Corporation Exchange Note Offer S-4 Registration Statement

Ladies and Gentlemen:

We have acted as local Arizona counsel for KPHO Broadcasting Corporation (the “Opinion Party”), an Arizona corporation and a subsidiary of Meredith Corporation (“Meredith”), in connection with the Opinion Party’s guarantees of exchange offer debt securities to be issued and/or exchanged by Meredith, pursuant to the indenture (the “Indenture” or the “Opinion Document”), among Meredith, the Opinion Party, as a guarantor, the other guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), which was filed with the Securities and Exchange Commission (the “SEC”) as exhibits to Meredith’s Current Report on Form 8-K on June 30, 2020.

In so acting, we have examined the following:

(a)	The Indenture;

(b)

A copy of: (i) the Certificate of Good Standing from the Arizona Corporation Commission for the Opinion Party, dated August 3, 2021 (the “Good Standing Certificate”); (ii) the Articles of Incorporation of the Opinion Party from the Arizona Corporation Commission, (iii) the Bylaws of the Opinion Party and (iv) the Action by Unanimous Written Consent of the Board of Directors of the Opinion Party dated June 18, 2020, in each case as attached to the Officer’s Certificate (as defined below);

(c)	The Officer’s Certificate from the Opinion Party delivered to the Trustee dated as of June 29, 2020 (the “Officer’s Certificate”); and

(d)	Meredith’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinions also without independent verification, on representations made in the Opinion

Meredith Corporation

August 11, 2021

Document and certificates and other inquiries of officers and other representatives of the Opinion Party, including the Officer’s Certificate. We have assumed the factual matters contained in certificates from public officials remain true and correct as of the date hereof. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us. We have also assumed, without independent verification, (i) that the parties to the Opinion Document and the other agreements, instruments and documents executed in connection therewith, other than the Opinion Party, have the power (including, without limitation, corporate power) and authority to enter into and perform the Opinion Document and such other agreements and documents, (ii) the due authorization, execution and delivery by such parties, other than the Opinion Party, of the Opinion Document and such other agreements and documents, (iii) that the Opinion Document and such other agreements and documents constitute legal, valid and binding obligations of each such party, including the Opinion Party, enforceable against each such party in accordance with their respective terms and (iv) that the information in the Officer’s Certificate was true and correct as of the date of the Officer’s Certificate and remains true and correct as of the date hereof as if the Officer’s Certificate were dated the date hereof.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	Based solely on the Good Standing Certificate, the Opinion Party is a corporation presently active and validly existing under the laws of the State of Arizona.

2.

The Opinion Party has the corporate power and authority to enter into and perform its obligations under the Indenture and to incur the obligations provided therein and has taken all corporate action necessary to authorize the execution, delivery and performance of the Indenture.

3.	The Indenture has been duly executed and delivered on behalf of the Opinion Party.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

(a)    Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, avoidable transfers, marshalling or similar laws affecting creditors’ rights and remedies generally; and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Meredith Corporation

August 11, 2021

(b)    We express no opinion as to the application or requirements of (i) federal law or (ii) state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental, health and safety, tax, trade regulation laws, insolvency or fraudulent transfer laws, avoidable transfer laws, antifraud laws, margin regulations, laws and regulations relating to commodities trading, derivatives, futures and swaps, the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, export control, anti-money laundering or anti-terrorism laws in respect of the transactions contemplated by or referred to in the Opinion Document.

(c)    We have assumed that:

(i)

All filings and recordings have been properly indexed and filed or recorded. Each public authority document is accurate, complete, and authentic, and all official public records (including their proper indexing and filing) are accurate and complete.

(ii)

There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either event, define, supplement, modify, or qualify the terms of the Opinion Document.

(iii)	Meredith and the Opinion Party have obtained all orders, consents, permits or approvals that may be required in connection with the conduct of their businesses.

This opinion letter is limited to the present law of the State of Arizona. No opinion is given as to any federal law. When we refer to the applicable law, we mean the statutes, the judicial and administrative decisions, and the rules and regulations of the government agencies of the State of Arizona. This does not include the statutes and ordinances, administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through federal, state or regional level) and judicial decisions to the extent they deal with any of the foregoing.

This opinion may be relied upon by you only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent. We hereby consent to reliance on this opinion letter and the opinions provided herein by Cooley LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Form S-4. Additionally, we hereby consent to the filing of this opinion of counsel as an exhibit to the Form S-4. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Form S-4. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder. Except with our written consent, this opinion is not to be used, circulated, quoted or otherwise referred to except as provided in this paragraph.

Meredith Corporation

August 11, 2021

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion speaks as of the date hereof, and we do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

Very truly yours,

/s/ Ballard Spahr LLP